Exhibit 99.1

Investor/Press Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com	Company Contact: Howard M. Sipzner EVP & CFO 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust Announces Fourth Quarter and Full Year 2009 Earnings
$0.34 FFO per Diluted Share for Fourth Quarter 2009; $1.84 FFO per Diluted Share for Full Year 2009
88.2% Occupied and 89.6% Leased in the Core Portfolio
Raises 2010 FFO Guidance Range to $1.25 to $1.34 per Diluted Share
Radnor, PA, February 24, 2010 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, today reported its financial and operating results for the three and twelve-month periods ended December 31, 2009.
“2009 was a very solid year for Brandywine characterized by transformative capital market accomplishments,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We raised $1.2 billion of aggregate capital in a variety of transactions and in so doing, strengthened our balance sheet, created significant liquidity and positioned the company for future growth. In a challenging economic climate, we took advantage of our leading market presence to gain share from competitors, leasing 3.8 million square feet in the process and maintaining portfolio occupancy.”
Highlights for the full year included:
•	Leased 3.8 million square feet comprising 2.3 million square feet of renewals and 1.5 million square feet of new leases; achieved a 66.9% tenant retention ratio or 77.6% excluding early terminations.
•	Sold $129.5 million of non-core assets at an average cash capitalization rate of 8.5%.
•
Executed a $256.5 million, 5.93%, twenty-year, fully-amortizing, forward financing commitment on our 30th Street Post Office / IRS development and adjacent Cira South garage which will fund upon completion in August 2010. We also funded another $24 million out of a total of up to $77 million of gross historic and new market tax credit financing proceeds and expect to fund the remaining balance of up to $34 million in 2010.

•	Raised $242.5 million of net proceeds through an equity offering of 40.25 million common shares at $6.30 per share in June 2009.
•	Closed two secured, non-recourse mortgage loans aggregating $149.8 million on our One and Two Logan office buildings in Philadelphia, Pennsylvania.
•	Repurchased $444.7 million of our unsecured senior notes, generating $23.2 million of aggregate gains and significantly reducing our 2010, 2011 and 2012 maturities.
•	Reaccessed the unsecured debt market in September 2009 by issuing $250.0 million of 7.50% unsecured senior notes due May 15, 2015.
“Our stronger financial footing and successful operations enabled us to raise our common share dividend distribution by 50% to a $0.15 quarterly rate beginning January 2010. For 2010, our primary focus is on leasing office space, retaining existing tenants and continuing our program of balance sheet strengthening,” concluded Mr. Sweeney.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Financial Highlights — Fourth Quarter
•
Net loss allocated to common shares totaled ($6.1 million) or ($0.05) per diluted share in the fourth quarter of 2009 compared to net income of $12.4 million or $0.14 per diluted share in the fourth quarter of 2008. Our weighted average diluted share count increased to 128.6 million shares in the fourth quarter of 2009 from 88.0 million shares in the fourth quarter of 2008 due to our issuance of 40.25 million common shares on June 2, 2009.

•
Funds from operations available to common shares and units (FFO) in the fourth quarter of 2009 totaled $45.7 million or $0.34 per diluted share compared to $55.3 million or $0.61 per diluted share in the fourth quarter of 2008 ($66.2 million or $0.73 per diluted share excluding a $10.8 million impairment provision). Our fourth quarter 2009 FFO payout ratio was 29.4% ($0.10 common share dividend paid / $0.34 FFO per share). Our weighted average fully diluted share count for FFO (and CAD) calculations increased to 132.9 million shares in the fourth quarter of 2009 from 91.0 million shares in the fourth quarter of 2008 due to the aforementioned common share issuance.

•
In the fourth quarter of 2009, we incurred $10.0 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $32.6 million of cash available for distribution (CAD) or $0.25 per diluted share compared to $51.8 million of CAD or $0.57 per diluted share in the fourth quarter of 2008 when we incurred $11.4 million of revenue maintaining capital expenditures. Our fourth quarter 2009 CAD payout ratio was 40.0% ($0.10 common share dividend paid / $0.25 CAD per share).

Financial Highlights — Full Year 2009
•
Net loss allocated to common shares totaled ($0.2 million) or $0.00 per diluted share in 2009 compared to net income of $28.5 million or $0.32 per diluted share in the 2008. Our weighted average diluted share count increased to 113.3 million shares in 2009 from 87.6 million shares in 2008 primarily due to the aforementioned common share issuance.

•
FFO available to common shares and units in 2009 totaled $213.5 million or $1.84 per diluted share ($217.2 million or $1.87 per diluted share excluding a $3.7 million impairment provision) compared to $218.6 million or $2.40 per diluted share in 2008 ($236.3 million or $2.60 per diluted share excluding a $17.7 million impairment provision). Our FFO payout ratio for 2009 was 32.6% ($0.60 common share dividend paid / $1.84 FFO per share). Our weighted average fully diluted share count for FFO (and CAD) calculations increased to 116.1 million shares for 2009 from 91.0 million shares in 2008 primarily due to the aforementioned common share issuance.

•
For the year ended December 31, 2009, we incurred $41.9 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $168.6 million of CAD or $1.45 per diluted share compared to $182.2 million of CAD or $2.00 per diluted share for the year ended December 31, 2008 when we incurred $36.5 million of revenue maintaining capital expenditures. Our CAD payout ratio for 2009 was 41.4% ($0.60 common share dividend paid / $1.45 CAD per share).

Portfolio Highlights
•
In the fourth quarter of 2009, our net operating income (NOI) excluding termination revenues and other income items declined 11.4% on a GAAP basis and 10.8% on a cash basis for our 233 same store properties which were 88.4% and 91.9% occupied on December 31, 2009 and December 31, 2008, respectively. For the full year, our same store NOI declined 4.3% on a GAAP basis and 2.0% on a cash basis.

•
During the fourth quarter of 2009, we commenced occupancy on 883,951 square feet of total leasing activity including 555,563 square feet of renewals, 239,185 square feet of new leases and 89,203 square feet of tenant expansions. We currently have an additional 1,786,805 square feet of executed leasing in place scheduled to commence subsequent to December 31, 2009 including 322,859 square feet attributable to our core portfolio and the balance attributable to our developments and redevelopments. During the fourth quarter of 2009, we achieved an 82.9% retention rate in our core portfolio with positive net absorption of 106,030 square feet excluding 142,147 square feet of early terminations, or 70.1% overall. During the fourth quarter of 2009, we experienced a 3.9% increase on our renewal rental rates and a 4.3% decline on our new lease and expansion rental rates, both on a GAAP basis.

•
At December 31, 2009, our core portfolio was 88.2% occupied and 89.6% leased (reflecting leases which will commence after December 31, 2009). We owned 245 properties at December 31, 2009, encompassing 240 core properties aggregating 23.7 million square feet and five development/ redevelopment properties aggregating 1.9 million square feet.

Investment Highlights
•
During the fourth quarter of 2009 we completed the previously disclosed sales of two properties in Trenton, New Jersey for an aggregate purchase price of $85.0 million ($22.5 million of which we deferred as a second mortgage loan to the buyer) and the $7.9 million sale of a 40,508 square foot condominium interest in our 100 Lenox Drive redevelopment in Lawrenceville, New Jersey to the underlying tenant. Our completed 2009 sales totaled $129.5 million.

•
Subsequent to quarter end, we sold a vacant 121,815 square foot office/flex building in Richmond, Virginia for a $10.9 million purchase price. The net proceeds of the sale were used to repay balances on our unsecured revolving credit facility and for general corporate purposes.

•
At December 31, 2009, we were proceeding on two developments and three redevelopments with total project costs of $396.0 million of which a total of $142.6 million remained to be funded in 2010 and which are now 92.4% leased. These amounts include $355.5 million of total project costs for the combined 30th Street Post Office (100% leased to the Internal Revenue Service) and Cira South Garage (up to 92.6% leased to the Internal Revenue Service) in Philadelphia, Pennsylvania of which $128.5 million remained to be funded in 2010. Upon completion and delivery of these projects, we will receive the proceeds of the $256.5 million forward financing that has been escrowed pending the completion. We are also finishing the lease-up of four recently completed developments and four recently completed redevelopments for which we expect to spend up to an additional $8.8 million in 2010 and which are now 84.8% leased.

Capital Markets Highlights
•
During the fourth quarter of 2009, we repaid the $102.6 million remaining balance of our $275 million (original balance) unsecured senior notes due November 2, 2009 using available cash and funds borrowed under our unsecured revolving credit facility.

•
During the fourth quarter of 2009, we repurchased a total of $43.6 million of our 2010 and 2011 (our exchangeable notes due 2026 with a put date in October 2011) unsecured senior notes in a series of open-market transactions generating an aggregate loss of ($0.5 million) on the early extinguishment of debt. During all of 2009, we repurchased a total of $444.7 million of a combination of our 2009, 2010, 2011, 2012 and 2014 unsecured senior notes in a variety of open-market transactions and public tenders generating $23.2 million of gains on the early extinguishment of debt.

•
At December 31, 2009, our net debt to gross assets measured 45.7% compared to a peak of 54.3% at September 30, 2007, reflecting a cumulative $783.5 million reduction in our net debt over that period. At December 31, 2009, we had $92.0 million outstanding on our $600.0 million unsecured revolving credit facility with $443.1 million available for use and drawdown.

•
We achieved a 2.4 EBITDA to interest coverage ratio for the quarter ended December 31, 2009 versus the 2.5 ratio we achieved for the quarter ended December 31, 2008 and recorded a 7.2 ratio of net debt to annualized recurring quarterly EBITDA for the quarter ended December 31, 2009.

Distributions
On December 8, 2009, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid in the first quarter on January 20, 2010 to shareholders of record as of January 6, 2010. The January 2010 $0.15 quarterly common share dividend represented a 50.0% increase from the previous $0.10 quarterly dividend paid in October 2009. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on January 15, 2010 to holders of record as of December 30, 2009 of the Series C and Series D Preferred Shares, respectively.
2010 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are raising our guidance for full year 2010 FFO per diluted share to $1.25 to $1.34 from the previously issued range of $1.23 to $1.34. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2010 FFO per diluted share and earnings per diluted share:

Guidance for 2010	Range or Value

Earnings (loss) per diluted share allocated to common shareholders	$(0.36)	to	$(0.27)
Plus: real estate depreciation and amortization	1.61		1.61

FFO per diluted share	$1.25	to	$1.34

Our 2010 FFO guidance does not include income arising from future sales or impairments which may be taken in the future should the circumstances arise, does not include any income from the sale of undepreciated real estate in accordance with our current practice.
Accounting Disclosures
On January 1, 2009, we adopted a newly issued accounting standard for convertible debt instruments which requires retrospective application. This adoption impacts our exchangeable notes due 2026 with a put date in 2011 that had an outstanding balance of $128.0 million as of December 31, 2009 and which were originally issued in the amount of $345.0 million in October 2006. The retrospective treatment requires us to bifurcate the net proceeds of the exchangeable notes on a relative fair value basis (based on the then market “straight debt” interest rate) between unsecured debt and the equity conversion options issued in the transaction and affects previously recognized interest expense, capitalized interest and gain on extinguishment of debt associated with the convertible notes, and all related calculations such as net income per diluted share of the Company.
On January 1, 2009, we adopted a newly issued accounting standard for non-controlling interest. The accounting standard affects the classification and potential recognition of any non-controlling interest (formerly called minority interest) relating to Operating Partnership unit-holders and outside owners of our three consolidated real estate ventures. The non-controlling interests related to the Operating Partnership are reflected as a component of the Equity section of our Consolidated Balance Sheet, instead of within the “mezzanine” section. In addition, the non-controlling interests’ portion of earnings is now presented below net income. This presentation is applied retrospectively.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we may also provide FFO adjusted for impairment charges. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding impairment charges, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

Fourth Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, February 25 at 11:00 a.m. EST. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #44530689. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, March 11, 2010 by calling 1-800-642-1687 and providing access code 44530689. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the fourth quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — First Quarter 2010 Conference Call
We anticipate that we will release our first quarter 2010 earnings on Wednesday, April 28, 2010, after the market close and will host our first quarter 2010 conference call on Thursday, April 29, 2010, at 10:00 a.m. EST. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 34.8 million square feet, including 25.4 million square feet which it currently owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2008. We expect to file our Form 10-K for the year ended December 31, 2009 on or before March 1, 2010. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31,	December 31,
	2009	2008
ASSETS
Real estate investments:
Operating properties	$4,512,618	$4,608,320
Accumulated depreciation	(716,956)	(639,688)

	3,795,662	3,968,632
Construction-in-progress	271,962	122,219
Land inventory	97,368	100,516

	4,164,992	4,191,367

Cash and cash equivalents	1,567	3,924
Cash in escrow	—	31,385
Accounts receivable, net	10,934	16,413
Accrued rent receivable, net	87,173	86,362
Investment in real estate ventures	75,458	71,028
Deferred costs, net	106,097	89,327
Intangible assets, net	105,163	145,757
Notes receivable	59,008	48,048
Other assets	53,358	59,008

Total assets	$4,663,750	$4,742,619

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$551,720	$487,525
Borrowings under credit facilities	92,000	153,000
Unsecured term loan	183,000	183,000
Unsecured senior notes, net of discounts	1,627,857	1,917,970
Accounts payable and accrued expenses	88,599	79,475
Distributions payable	21,799	29,288
Tenant security deposits and deferred rents	58,572	58,692
Acquired lease intangibles, net	37,087	47,626
Deferred Income	47,379	24,271
Other liabilities	33,997	39,274

Total liabilities	2,742,010	3,020,121

Brandywine Realty Trust’s equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	1,286	882
Additional paid-in capital	2,610,421	2,351,428
Deferred compensation payable in common stock	5,549	6,274
Common shares in treasury	(7,205)	(14,121)
Common shares held in grantor trust	(5,549)	(6,274)
Cumulative earnings	501,384	498,716
Accumulated other comprehensive loss	(9,138)	(17,005)
Cumulative distributions	(1,213,359)	(1,150,406)

Total Brandywine Realty Trust’s equity	1,883,432	1,669,537

Non-controlling interests	38,308	52,961

Total equity	1,921,740	1,722,498

Total liabilities and equity	$4,663,750	$4,742,619

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenue
Rents	$118,715	$120,870	$478,228	$483,212
Tenant reimbursements	22,943	22,170	79,796	78,090
Termination fees	761	338	3,601	4,800
Third party management fees, labor reimbursement and leasing	3,096	5,162	17,151	20,401
Other	1,120	570	3,443	2,918

Total revenue	146,635	149,110	582,219	589,421

Operating Expenses
Property operating expenses	45,302	42,738	168,159	160,770
Real estate taxes	15,171	14,273	58,230	58,649
Third party management expenses	1,657	2,548	7,996	8,965
Depreciation and amortization	52,738	50,416	208,590	202,043
General & administrative expenses	5,330	5,100	20,821	23,002
Provision for impairment of real estate	—	10,841	—	10,841

Total operating expenses	120,198	125,916	463,797	464,270

Operating income	26,437	23,194	118,423	125,151
Other income (expense)
Interest income	805	1,236	2,500	1,839
Interest expense	(33,695)	(36,824)	(135,740)	(146,646)
Deferred financing costs	(1,139)	(1,652)	(5,864)	(5,450)
Recognized hedge activity	906	—	(916)	—
Equity in income of real estate ventures	619	4,609	4,069	8,447
Net (loss) on disposition of undepreciated real estate	—	—	—	(24)
Gain (loss) on early extinguishment of debt	(548)	14,999	23,176	18,105

Income (loss) from continuing operations	(6,615)	5,562	5,648	1,422
Discontinued operations:
Income from discontinued operations	213	2,311	4,903	15,456
Net (loss) gain on disposition of discontinued operations	2,275	7,096	1,238	28,497
Provision for impairment	—	—	(3,700)	(6,850)

Total discontinued operations	2,488	9,407	2,441	37,103

Net income (loss)	(4,127)	14,969	8,088	38,525
Net (loss) income from discontinued operations attributable to non-controlling interests — LP units	(53)	(306)	(38)	(1,399)
Net income (loss) attributable to non-controlling interests — partners’ share of consolidated real estate ventures	39	(10)	(30)	(127)
Net income (loss) attributable to non-controlling interests — LP units	184	(116)	5	218

Net (loss) income attributable to non-controlling interests	170	(431)	(63)	(1,309)

Net income (loss) attributable to Brandywine Realty Trust	(3,957)	14,538	8,025	37,216
Preferred share dividends	(1,998)	(1,998)	(7,992)	(7,992)
Amount allocated to unvested restricted shareholders	(96)	(143)	(279)	(763)

Net income (loss) available to Common Shareholders	$(6,051)	$12,397	$(246)	$28,461

PER SHARE DATA
Basic income per Common Share	$(0.05)	$0.14	$(0.00)	$0.32

Basic weighted-average shares outstanding	128,588,242	88,025,079	111,898,045	87,574,423
Diluted income per Common Share	$(0.05)	$0.14	$(0.00)	$0.32

Diluted weighted-average shares outstanding	128,588,242	88,027,617	113,251,291	87,583,163

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Reconciliation of Net Income (Loss) to Funds from Operations:
Net income (loss) available to common shareholders	$(6,051)	$12,397	$(246)	$28,461

Add (deduct):
Net income (loss) attributable to non-controlling interests — LP units	(184)	116	(5)	(218)
Amount allocated to unvested restricted shareholders	96	143	279	763
Net loss on disposition of undepreciated real estate	—	—	—	24
Net (gain) on sale of unconsolidated real estate venture	—	(3,180)	—	(3,180)
Net (loss) income from discontinued operations attributable to non-controlling interests — LP units	53	306	39	1,399
Net loss (gain) on disposition of discontinued operations	(2,275)	(7,096)	(1,238)	(28,497)

Depreciation and amortization:
Real property — continuing operations	40,262	36,756	156,552	146,329
Leasing costs (includes acquired intangibles) — continuing operations	12,127	13,124	50,303	53,416
Real property — discontinued operations	(3)	757	1,752	9,604
Leasing costs (includes acquired intangibles) — discontinued operations	—	205	403	3,808
Company’s share of unconsolidated real estate ventures	2,110	2,294	7,734	8,671
Partners’ share of consolidated real estate ventures	(257)	(220)	(881)	(881)

Funds from operations	$45,878	$55,601	$214,692	$219,700
Funds from operations allocable to unvested restricted shareholders	(228)	(289)	(1,180)	$(1,124)

Funds from operations available to common share and unit holders (FFO)	$45,650	$55,312	$213,512	$218,576

FFO per share — fully diluted	$0.34	$0.61	$1.84	$2.40

FFO, excluding provision for impairments	$45,650	$66,153	$217,212	$236,267

FFO per share, excluding provision for impairments — fully diluted	$0.34	$0.73	$1.87	$2.60

Weighted-average shares/units outstanding — fully diluted	132,941,173	90,976,746	116,067,459	90,960,195

Distributions paid per Common Share	$0.10	$0.44	$0.60	$1.76

Payout ratio of FFO (Dividends paid per Common Share divided / FFO per Share)	29.4%	72.1%	32.6%	73.3%

Payout ratio of FFO, excluding provision for impairments	29.4%	60.3%	32.1%	67.7%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$45,650	$55,312	$213,512	$218,576

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(2,338)	(2,813)	(9,375)	(16,543)
Deferred market rental income, including discontinued operations	(1,834)	(1,611)	(6,851)	(8,104)
Company’s share of unconsolidated real estate ventures’ straight-line and deferred market rent	155	242	569	526
Partners’ share of consolidated real estate ventures’ straight-line and deferred market rent	(3)	(40)	(8)	(158)
Operating expense from straight-line rent	370	370	1,473	1,519
Net (loss) on disposition of undepreciated real estate	—	—	—	(24)
Provision for impairment of real estate	—	10,841	—	10,841
Provision for impairment of discontinued operations	—	—	3,700	6,850
Deferred compensation costs	1,159	569	4,726	4,408
Fair market value amortization — mortgage notes payable	(353)	(684)	(1,504)	(3,538)
Recognized hedge activity	(906)	—	916	—
Debt discount amortization — exchangeable notes	725	1,002	3,357	4,284
Revenue maintaining capital expenditures
Building improvements	(1,684)	(2,326)	(5,976)	(4,862)
Tenant improvements	(6,349)	(5,464)	(23,305)	(19,068)
Lease commissions	(1,994)	(3,622)	(12,649)	(12,527)

Total revenue maintaining capital expenditures	(10,027)	(11,412)	(41,930)	(36,457)

Cash available for distribution	$32,598	$51,776	$168,585	$182,180

CAD per share — fully diluted	$0.25	$0.57	$1.45	$2.00

Weighted-average shares/units outstanding — fully diluted	132,941,173	90,976,746	116,067,459	90,960,195

Distributions per Common Share	$0.10	$0.44	$0.60	$1.76

Payout ratio of CAD (Dividends paid per Common Share / CAD per Share)	40.0%	77.2%	41.4%	88.0%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — 4TH QUARTER
(unaudited and in thousands)
Of the 245 properties owned by the Company as of December 31, 2009, a total of 233 properties (“Same Store Properties”) containing an aggregate of 22.7 million net rentable square feet were owned for the entire three-month periods ended December 31, 2009 and 2008. Average occupancy for the Same Store Properties was 88.1% during 2009 and 92.0% during 2008. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2009	2008
Revenue
Rents	$112,338	$117,652
Tenant reimbursements	21,762	21,516
Termination fees	761	338
Other	707	405

	135,568	139,911

Operating expenses
Property operating expenses	44,943	41,050
Real estate taxes	13,901	13,143

Net operating income	$76,724	$85,718

Net operating income — percentage change over prior year	-10.5%

Net operating income, excluding termination fees & other	$75,256	$84,975

Net operating income, excluding termination fees & other — percentage change over prior year	-11.4%

Net operating income	$76,724	$85,718
Straight line rents	(1,239)	(2,347)
Above/below market rent amortization	(1,704)	(1,537)
Non-cash ground rent	370	383

Cash — Net operating income	$74,151	$82,217

Cash — Net operating income — percentage change over prior year	-9.8%

Cash — Net operating income, excluding termination fees & other	$72,683	$81,474

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-10.8%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended December 31,
	2009	2008
Net income	$(4,127)	$14,969
Add/(deduct):
Interest income	(805)	(1,236)
Interest expense	33,695	36,824
Deferred financing costs	1,139	1,652
Recognized hedge activity	(906)	—
Equity in income of real estate ventures	(619)	(4,609)
Depreciation and amortization	52,738	50,416
Gain on early extinguishment of debt	548	(14,999)
General & administrative expenses	5,330	5,100
Provision for impairment of real estate	—	10,841
Total discontinued operations	(2,488)	(9,407)

Consolidated net operating income	84,505	89,551
Less: Net operating income of non same store properties	(4,317)	(1,424)
Less: Eliminations and non-property specific net operating income	(3,464)	(2,409)

Same Store net operating income	$76,724	$85,718

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 245 properties owned by the Company as of December 31, 2009, a total of 232 properties (“Same Store Properties”) containing an aggregate of 22.6 million net rentable square feet were owned for the entire twelve month periods ended December 31, 2009 and 2008. Average occupancy for the Same Store Properties was 89.7% during 2009 and 92.7% during 2008. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2009	2008
Revenue
Rents	$457,355	$470,307
Tenant reimbursements	75,390	73,831
Termination fees	2,385	4,800
Other	2,019	1,831

	537,149	550,769
Operating expenses
Property operating expenses	163,138	159,236
Real estate taxes	53,621	54,601

Net operating income	$320,390	$336,932

Net operating income — percentage change over prior year	-4.9%

Net operating income, excluding termination fees & other	$315,986	$330,301

Net operating income, excluding termination fees & other — percentage change over prior year	-4.3%

Net operating income	$320,390	$336,932
Straight line rents	(5,471)	(14,102)
Above/below market rent amortization	(6,514)	(5,914)
Non-cash ground rent	1,473	1,519

Cash — Net operating income	$309,878	$318,435

Cash — Net operating income — percentage change over prior year	-2.7%

Cash — Net operating income, excluding termination fees & other	$305,474	$311,804

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-2.0%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Twelve Months Ended December 31,
	2009	2008
Net Income	$8,089	$38,525
Add/(deduct):
Interest income	(2,500)	(1,839)
Interest expense	135,740	146,646
Deferred financing costs	5,864	5,450
Recognized hedge activity	916	—
Equity in income of real estate ventures	(4,069)	(8,447)
Depreciation and amortization	208,590	202,043
Net loss on sale of undepreciated real estate	—	24
Gain on early extinguishment of debt	(23,176)	(18,105)
General & administrative expenses	20,821	23,002
Provision for impairment of real estate	—	10,841
Total discontinued operations	(2,441)	(37,103)

Consolidated net operating income	347,834	361,037
Less: Net operating income of non same store properties	(13,739)	(8,585)
Less: Eliminations and non-property specific net operating income (loss)	(13,705)	(15,520)

Same Store net operating income	$320,390	$336,932